UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 26, 2007

Evans Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1.000-18539	161332767
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 North Main Street, Angola, New York		14006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-926-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2007, the Board of Directors of Evans National Bank (the "Bank"), a nationally chartered bank and wholly-owned subsidiary of Evans Bancorp, Inc., amended the Bank’s Executive Life Insurance Plan to terminate a participant’s participation in the Plan and his or her rights under the Plan, including but not limited to, the participant’s interest in the life insurance policy or policies acquired by the Bank for purposes of insuring a participant’s life under the Plan, upon the participant’s retirement, or if the participant’s employment is otherwise terminated, other than due to disability, death or following a change in control. Participants in the Plan include officers and directors of Evans Bancorp and the Bank, including Mr. Jim Tilley, former president and chief executive officer of the Bank and Evans Bancorp, who, as previously reported, ceased serving as president on December 1, 2006 and as chief executive officer on April 1, 2007; Mr. Tilley retired on April 27, 2007 and his participation in the Plan terminated as of that date.

The foregoing description of the Executive Life Insurance Plan, as amended April 26, 2007, is qualified in its entirety by reference to the full text of the First Amendment to the Evans National Bank Executive Life Insurance Plan which is attached as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference into and in response to this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhbits

10.1 First Amendment to the Evans National Bank Executive Life Insurance Plan

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

May 2, 2007	By:	David J. Nasca

Name: David J. Nasca
Title: President & Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	First Amendment to the Evans National Bank Executive Life Insurance Plan